                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated December 19, 1994 and to all references to our firm included in or made a part of this Registration Statement.

Philadelphia, PA                                 /s/ Arthur Andersen LLP
May 3, 1996